UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

The Cronos Group

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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     On February 28, 2007, The Cronos Group (the “Company”) (Nasdaq: CRNS) entered into an Asset Purchase Agreement (the “Agreement”) with FB Transportation Capital LLC, a Delaware limited liability company, and CRX Acquisition Ltd., a Bermuda exempted company (“Purchaser”). The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, Purchaser will acquire all of the assets of Cronos and assume all of its liabilities (the “Assets Sale”) for a cash payment of $133,679,480.
     On June 22, 2007, the Company filed its definitive proxy statement (“Proxy Statement”) with the Securities and Exchange Commission in connection with the special meetings of the Company’s shareholders called for August 1, 2007. At the first special meeting, the shareholders will be asked to approve the Assets Sale and other proposals.
     If the Assets Sale is approved by the Company’s shareholders, and all other conditions to closing of the Assets Sale are satisfied, then, promptly after closing of the Assets Sale, the Company will dissolve and liquidate (the “Liquidation”) and distribute to its shareholders a liquidating distribution of $16.00 per share (the “Liquidating Distribution”). By the terms of the Agreement, the Company is entitled to facilitate the participation in the Liquidating Distribution by the holders of the Company’s (i) stock options, (ii) director’s stock units, (iii) stock appreciation rights (“SARs”), and (iv) restricted shares granted under the Company’s equity incentive plans. On February 28, 2007, the compensation committee of the Company’s board of directors (composed solely of the Company’s independent directors), and the full board of directors approved the participation by the holders of the Company’s stock options, director’s stock units, SARs, and restricted shares in the Liquidating Distribution.
     Set forth below is the text of the letter being sent by the Company on June 29, 2007 to the holders of the Company’s stock options, director’s stock units, SARs, and restricted shares inviting their participation in the proposed Liquidation of the Company.
“The Cronos Group
5, rue Guillaume Kroll
L-1882 Luxembourg
June 29, 2007

To:	Holders of Cronos’ Stock Options, Director’s Stock Units, Stock Appreciation Rights, And Restricted Shares
     Re:     Participation in Fortis Assets Sale
Ladies and Gentlemen:
     On February 28, 2007, the Company entered into an Asset Purchase Agreement (the “Agreement”) with FB Transportation Capital LLC, a Delaware limited liability company, and CRX Acquisition Ltd., a Bermuda exempted company (“Purchaser”). The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, Purchaser will acquire all of the assets of Cronos and assume all of its liabilities (the “Assets Sale”) for a cash payment of $133,679,480. Closing of the Assets Sale is subject to conditions, including approval of the Agreement and the transactions contemplated thereby by the shareholders of the Company.
     If approved by our shareholders, and all other conditions to closing of the Assets Sale are satisfied, then, promptly after closing of the Assets Sale, the Company will dissolve and liquidate (the “Liquidation”) and distribute to its shareholders a liquidating distribution of $16.00 per share (the “Liquidating Distribution”). By the terms of the Agreement, we are entitled to facilitate the participation in the Liquidating Distribution by the holders of the Company’s (i) stock options (both those granted under the 1999 Stock Option Plan and those granted under the Non-Employee Directors’ Equity Plan (“Directors’ Equity Plan”)), (ii) director’s stock units (both those granted under the Directors’ Equity Plan and the 2005 Equity Incentive Plan (“2005 Plan”)), (iii) stock appreciation rights (“SARs”), and (iv) restricted shares granted under the 2005 Plan. On February 28, 2007, the Compensation Committee of the Company’s Board of Directors (composed solely of our independent directors), and the full Board of Directors approved the participation by the holders of our stock options, director’s stock units, SARs, and restricted shares in the Liquidating Distribution pursuant to the procedures described in this letter.
     A. Stock Options
     The Compensation Committee has authorized your participation in the Liquidation of the Company through the exercise of your stock options on a “net issuance” basis, meaning that, upon exercise of the stock options you hold, you will not have to pay the exercise price of the stock options; rather, you will be issued that number of common shares of the Company as determined by this formula:
     Where N equals the number of common shares issuable to you on a net issuance basis; OS equals the number of common shares subject to your stock option(s); PS equals $16.00; and E equals the exercise price of your stock option (where there is more than one exercise price, the formula shall be separately applied to each stock option you hold with a separate exercise price to determine the total number of common shares issuable to you on a net issuance basis).
     To illustrate, if you hold stock options to purchase 1,000 common shares of the Company at an exercise price of $4.375, then the number of shares you would be issued upon exercise of your stock option on a net issuance basis would be the following:
     In this example, you would then share in the Liquidating Distribution by receiving $11,632 ($16 x 727 common shares). If you do the math, you will see that this is the same amount you would net if you exercised your stock option in full, paid the exercise price of $4.375 per share, and participated in the Liquidating Distribution as to the number of option shares you purchased (ignoring rounding errors).

     If you hold Company stock options, then the attached Schedule shows the number of stock options you hold, the exercise price per share for each stock option you hold, the number of shares you would be entitled to receive upon exercise of the stock option(s) on a “net issuance basis,” and amount to which you would be entitled in the Liquidation of the Company from a Liquidating Distribution of $16.00 per share. This amount would be subject to any required withholding of income and payroll taxes.
     To signify your election to participate in the Assets Sale and Liquidation of the Company by the exercise of your stock option(s) on a “net issuance basis,” we ask that you complete, date and sign the Election form attached to this letter and return it to me.
     B. Director’s Stock Units
     Director’s stock units are settled, on a one-for-one basis, into the Company’s common shares. By completing the Election form attached to this letter and returning it to me, we shall instruct our transfer agent to issue to you, at the closing of the Assets Sale, that number of common shares listed on the Schedule in settlement of your director’s stock units. You would then receive a Liquidating Distribution, in the amount of $16.00 per share, on each of the common shares issued in settlement of your director’s stock units.
     C. SARs
     Holders of SARs may participate in the Assets Sale and liquidation of the Company on the same basis as holders of stock options. The number of “share units” issuable to the holders of SARs on a net issuance basis would be determined by the following formula:
     Where N equals the number of share units issuable to the SAR holder on a net issuance basis; SARs equals the number of share units subject to the SAR; PS equals $16.00; and G equals the grant price of a share unit.
     The attached Schedule shows the number of share units issuable to you, if you are a holder of SARs, and on a net issuance basis. You would then be entitled to receive a Liquidating Distribution of $16.00 per share unit. The Schedule specifies the amount you would receive for your share units, before reduction for any required withholding of income and payroll taxes.
     D. Restricted Shares
     At the closing of the Assets Sale, all restrictions on restricted shares granted to participants under the 2005 Plan would be removed and the restricted shares would fully vest. The attached Schedule shows the number of restricted shares you currently hold. You would be entitled to receive a Liquidating Distribution on your restricted shares equal to $16.00 per share, before reduction for any required withholding of income and payroll taxes.
     E. Completion and Return of Forms W-9 and W-8BEN
     To avoid any withholding on the Liquidating Distributions by the Company’s paying agent, Computershare Shareholders Services, Inc., it is important for those of you who are U.S.

citizens to complete and return to me the enclosed Form W-9 and for those of you who are not U.S. citizens to complete and return to me the enclosed Form W-8BEN.
     F. Payroll and Income Tax Withholding
     While the issue generally depends upon your place of employment, the issuance of Cronos common shares and/or SAR payment to you as a result of the Assets Sale may be subject to income tax and other customary payroll withholding. By completing the election form attached, you acknowledge that any required withholding of income and payroll taxes by your employer may be made from the Liquidating Distribution payable to you.
     If you would like to participate in the Assets Sale and Liquidation of the Company on the terms outlined in this letter, then please complete, date, and sign the Election form that follows, returning it to me by July 13, 2007. Should you have any questions, feel free to contact me at (415) 677-8990.
Very truly yours
/s/ Elinor A. Wexler
Elinor A. Wexler
Vice President/Administration
Additional Information and Where to Find It
     In connection with the proposed Assets Sale, on June 22, 2007, the Company filed its definitive proxy statement concerning the Assets Sale, and other matters, with the SEC. The proxy statement was mailed to the Company’s shareholders on June 28, 2007. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY WITH THE COMMISSION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders of the Company may obtain free copies of the proxy statement from Company’s web site at www.cronos.com, or by email to ir@cronos.com, or by mail to the Company’s affiliate, Cronos Capital Corp., One Front Street, Suite 925, San Francisco, California 94111, or by telephone at (415) 677-8990. In addition, documents filed with the Commission by the Company are available free of charge at the Commission’s web site at http:\\www.sec.gov.

Election By Holder Of Stock Options,
Director’s Stock Units, SARs, and Restricted Shares
to Participate in Assets Sale and Liquidation of The Cronos Group
     The undersigned, the holder of one or more of stock options, director’s stock units, SARs, and/or restricted shares of The Cronos Group (the “Company”) hereby acknowledges receipt of the Company’s letter dated June 29, 2007 (the “Letter”). The undersigned —
          1. Elects to participate in the Assets Sale and Liquidation of the Company on the terms set forth in the Letter;
          2. Elects to exercise all stock option(s) held by the undersigned on a “net issuance basis,” as outlined in the Letter, and elects to receive his or her Liquidating Distribution on his or her option shares as specified by the undersigned below;
          3. Acknowledges that his director’s stock units shall be converted, on a one-for-one basis, into common shares of the Company at the closing of the Assets Sale, and elects to receive his Liquidating Distribution on the common shares that his director’s stock units shall be converted into as specified by the undersigned below;
          4. Elects to exercise his SARs on a “net issuance basis” as outlined in the Letter, and to receive his Liquidating Distribution as specified by the undersigned below;
          5. Acknowledges that the number of restricted shares held in his or her name shall become fully vested and free of restrictions at the closing of the Assets Sale, and elects to receive payment of the Liquidating Distribution on his or her restricted shares as specified by the undersigned below;
          6. Understands and agrees that if the undersigned holds stock options and/or SARs, and for any reason exercises his or her stock options and/or SARs prior to closing of the Assets Sale, then the undersigned shall concurrently with any such exercise notify the Company in writing, to the attention of Elinor A. Wexler, and understands that he or she shall not then participate in the Assets Sale and Liquidation of the Company on the terms outlined in the Letter;
          7. Understands and agrees to complete any letter of transmittal or other form that may be required by the Company’s paying agent to enable the undersigned to receive the Liquidating Distribution on the common shares of the Company issued to the undersigned an exercise of his or her stock options, settlement of director’s stock units, exercise of SARs, and/or with respect to the undersigned’s restricted shares;
          8. Understands that once the Liquidating Distribution is made on the undersigned’s common shares, the common shares will be canceled and the undersigned shall cease to have any further rights as a shareholder of the Company, and acknowledges that the undersigned shall have no further right or interest in the stock option(s), director’s stock units, SARs, and restricted shares, as applicable, held by the undersigned, or under or with respect to any award agreement or applicable equity compensation plan provision(s) evidencing or governing such stock option(s), director’s stock units, SARs, and restricted shares, as applicable, with respect to which the undersigned will relinquish all claims; and
Officer/Employee Form

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          9. Understands that the Liquidating Distribution payable to the undersigned on his or her common shares may be subject to withholding of income and payroll taxes by the undersigned’s employer.

Signature

Print Name

Social Security Number

Dated: , 2007
Officer/Employee Form

2

Election By Holder Of Stock Options,
Director’s Stock Units, SARs, and Restricted Shares
to Participate in Assets Sale and Liquidation of The Cronos Group
     The undersigned, the holder of one or more of stock options, director’s stock units, SARs, and/or restricted shares of The Cronos Group (the “Company”) hereby acknowledges receipt of the Company’s letter dated June 29, 2007 (the “Letter”). The undersigned —
          1. Elects to participate in the Assets Sale and Liquidation of the Company on the terms set forth in the Letter;
          2. Elects to exercise all stock option(s) held by the undersigned on a “net issuance basis,” as outlined in the Letter, and elects to receive his or her Liquidating Distribution on his or her option shares as specified by the undersigned below;
          3. Acknowledges that his director’s stock units shall be converted, on a one-for-one basis, into common shares of the Company at the closing of the Assets Sale, and elects to receive his Liquidating Distribution on the common shares that his director’s stock units shall be converted into as specified by the undersigned below;
          4. Elects to exercise his SARs on a “net issuance basis” as outlined in the Letter, and to receive his Liquidating Distribution as specified by the undersigned below;
          5. Acknowledges that the number of restricted shares held in his or her name shall become fully vested and free of restrictions at the closing of the Assets Sale, and elects to receive payment of the Liquidating Distribution on his or her restricted shares as specified by the undersigned below;
          6. Understands and agrees that if the undersigned holds stock options and/or SARs, and for any reason exercises his or her stock options and/or SARs prior to closing of the Assets Sale, then the undersigned shall concurrently with any such exercise notify the Company in writing, to the attention of Elinor A. Wexler, and understands that he or she shall not then participate in the Assets Sale and Liquidation of the Company on the terms outlined in the Letter;
          7. Understands and agrees to complete any letter of transmittal or other form that may be required by the Company’s paying agent to enable the undersigned to receive the Liquidating Distribution on the common shares of the Company issued to the undersigned an exercise of his or her stock options, settlement of director’s stock units, exercise of SARs, and/or with respect to the undersigned’s restricted shares;
          8. Understands that once the Liquidating Distribution is made on the undersigned’s common shares, the common shares will be canceled and the undersigned shall cease to have any further rights as a shareholder of the Company, and acknowledges that the undersigned shall have no further right or interest in the stock option(s), director’s stock units, SARs, and restricted shares, as applicable, held by the undersigned, or under or with respect to any award agreement or applicable equity compensation plan provision(s) evidencing or governing such stock option(s), director’s stock units, SARs, and restricted shares, as applicable, with respect to which the undersigned will relinquish all claims; and
          9. Understands that the Liquidating Distribution payable to the undersigned on his or her common shares may be subject to withholding of income and payroll taxes by the undersigned’s employer.
Non-Employee Director Form

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     10. The undersigned hereby elects to receive payment of the Liquidating Distribution payable on his common shares and/or share units as follows:

Currency:	☐ U.S. Dollars ☐ Euro ☐ British Pounds ☐ Other

	☐	By check payable to

and sent to the following address:

or

	☐	By wire transfer as follows:
Account Name:

Account Number:

Name and Address of Financial Institution:

		SWIFT/ABA/Sort	Code:

ABA is required for U.S. Dollar wires

Contact at Financial Institution:

Name:

Email:

Telephone Number:

(Continued on next page.)

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     The undersigned understands that the paying agent will charge against the undersigned’s Liquidating Distribution its foreign currency and wire transfer charges (currently $35 for issuing a foreign currency check and $100 for a foreign currency or U.S. wire). If I have requested currency other than U.S. dollars, I understand I may be requested by the paying agent to complete a Global Currency Payment Registration Form.

Signature

Print Name

Social Security Number

Dated: , 2007”

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